UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2010

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-71094	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03  Bankruptcy or Receivership.

As previously disclosed, on March 22, 2009 (the “Petition Date”), Herbst Gaming, Inc. (the “Company”) and certain of its subsidiaries (the “Subsidiary Guarantors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”).  Also as previously disclosed, on July 22, 2009, the Company and the Subsidiary Guarantors (collectively, the “Debtors”) filed with the Bankruptcy Court an amended joint plan of reorganization (the “Plan”).  On January 22, 2010, the Bankruptcy Court issued an Amended Order Confirming Debtors’ First Amended Joint Plan of Reorganization (the “Order”), confirming the Plan, as modified by the Findings of Fact and Conclusions of Law in Support of Order Confirming Debtors’ First Amended Joint Plan of Reorganization (the “Findings of Fact”) entered contemporaneously with the Order (the Plan as modified by the Findings of Fact, the “Final Plan”).  The Final Plan provides for the following restructuring (the “Restructuring”) of the Debtors, to be consummated on the Substantial Confirmation Date (as defined below):

•                  Conversion of all allowed claims under the Company’s $860.0 million senior credit facility (the “amended Credit Agreement”) into debt and equity of the Debtors, through ownership of a new holding company (“Reorganized Herbst Gaming”).

•                  Termination of all outstanding obligations under the Company’s 8 1/8% senior subordinated notes due 2012 and the Company’s 7% senior subordinated notes due 2014 (collectively, the “Subordinated Notes”).

•                  Cancellation of 100% of the existing equity in the Company.

A copy of the Order and the Findings of Fact are attached hereto as Exhibit 2.2 and 2.3, respectively, and incorporated herein by reference.

The Final Plan will become effective on February 5, 2010 (the “Effective Date”), provided the conditions to effectiveness set forth in the Final Plan are satisfied or waived.  The Final Plan generally will be implemented on the third business day following the satisfaction or waiver of all conditions to substantial consummation of the Final Plan (the “Substantial Consummation Date”), which are described in the paragraph below.  However, the Final Plan provides that certain payments will be made on the Effective Date, including payment of certain allowed priority claims, certain secured claims and general unsecured claims, in some cases with interest from the Petition Date, as described in the Final Plan and the Second Amended Disclosure Statement to Accompany the Plan filed with the Bankruptcy Court on August 7, 2009.  Additionally, under the Final Plan, between the Effective Date and the Substantial Consummation Date and commencing at the end of the third full calendar month following the Effective Date, the Company will make adequate protection payments, quarterly, to the lenders under the amended Credit Agreement (the “Lenders”) in the amount of the Debtors’ cash and cash equivalents in excess of $100 million (measured as of the end of every third full calendar month following the Effective Date, and to be paid 30 days thereafter).

As of January 22, 2010, the Company has 2,500 authorized shares of  common stock, 300 of which are issued and outstanding.  The Final Plan contemplates that all of the authorized membership interests of Reorganized Herbst Gaming, which amount shall be determined at a later date, shall be issued to the Lenders on the Substantial Completion Date.  After the implementation of the Final Plan, the Company shall be dissolved and all equity interests in the Company shall be cancelled and extinguished.

As of November 30, 2009, the Company’s estimated and unaudited assets totaled $914,802,000.  The Company’s estimated and unaudited liabilities totaled $1,270,000,000.  Of this amount, it is estimated that $1,229,000,000 of the liabilities are subject to compromise.  The Company cautions investors not to place undue reliance upon this information regarding the Company’s assets and liabilities.  THIS FINANCIAL INFORMATION HAS NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.  This information might not be indicative of the Company’s financial condition that would be reflected in the Company’s financial statements or in its reports filed pursuant to the Securities Exchange Act of 1934.  The Company undertakes no obligations to update or revise this financial information.

The Restructuring will not be completed until the Substantial Consummation Date.  The Substantial Consummation Date will not occur until the Restructuring and the individuals proposed as officers, directors and key employees of the reorganized Debtors have received all requisite governmental and regulatory approvals, and the satisfaction or waiver of the following conditions: (i) none of the Debtors and Lenders are in material breach of the Final Plan; and (ii) the Bankruptcy Court has authorized the assumption and rejection of certain contracts of the Debtors.  The Company currently expects that the Substantial Consummation Date will occur in the fourth quarter of 2010, although the Company cannot assure you that all conditions to the Substantial Consummation Date will be satisfied by that date or at all, or that the Company will be successful in implementing the Restructuring in the form contemplated by the Final Plan or at all.  The Final Plan provides that the Substantial Consummation Date must occur no later than the first anniversary of the Effective Date, unless extended by mutual agreement of the Debtors and Requisite Lenders (as defined below).  In the event that the Substantial Confirmation Date does not occur by that date, or such later date as may be agreed to by the Debtors and the Requisite Lenders, the confirmation of the Final Plan would be vacated and all claims (except for allowed priority claims, certain secured claims unrelated to the Lenders or the Subordinated Notes, and general unsecured claims) would be restored as though the Effective Date had never occurred.

The Debtors and Lenders holding, in the aggregate, approximately 61% of all of the outstanding claims under the amended Credit Agreement are parties to an amended and restated lockup agreement (the “Lockup Agreement”).  Pursuant to the Lockup Agreement, the parties thereto are contractually obligated to use commercially reasonable efforts to successfully consummate the Restructuring and achieve the expeditious consummation of the Plan.  The Lockup Agreement will automatically terminate, pursuant to its terms, if the Substantial Consummation Date does not occur on or before the first anniversary of the Effective Date, unless such termination event is waived by Lenders party to the Lockup Agreement holding at least two-thirds in amount of the total claims held by all Lenders party to the Lockup Agreement (the “Requisite Lenders”) within five days.  In the event that the Substantial Consummation Date does not occur by that date, and the Requisite Lenders do not waive the related termination event and the Lockup Agreement is terminated, the Lenders would no longer be obligated to support the Restructuring.

The Final Plan provides that, from the Effective Date through the Substantial Confirmation Date, the Debtors will continue to be managed by the existing officers and directors and the Company’s COO/Gaming, who will work, subject to all applicable gaming laws and regulations, in consultation with the Lenders regarding the management of operations, maintenance of working capital and utilization of cash flows of the Debtors.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits

2.1	First Amended Joint Plan of Reorganization, filed July 22, 2009 (incorporated by reference to Exhibit 99.1 to the July 22, 2009 8-K)
2.2*	Amended Order Confirming Debtors’ First Amended Joint Plan of Reorganization
2.3*	Findings of Fact and Conclusions of Law in Support of Order Confirming Debtors’ First Amended Joint Plan of Reorganization

* filed or furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: January 28, 2010	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	First Amended Joint Plan of Reorganization, filed July 22, 2009 (incorporated by reference to Exhibit 99.1 to the July 22, 2009 8-K)
2.2*	Amended Order Confirming Debtors’ First Amended Joint Plan of Reorganization
2.3*	Findings of Fact and Conclusions of Law in Support of Order Confirming Debtors’ First Amended Joint Plan of Reorganization

*  filed or furnished herewith